                         SHURGARD STORAGE CENTERS, INC.
                 EXHIBIT (23.1) - INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement Nos. 33-76248 and 33-61611 of Shurgard Storage Centers, Inc. on form S-8 of our report dated February 28, 1997, appearing in this Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1996.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington

March 13, 1997